EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES THIRD QUARTER 2009 EARNINGS
CONFERENCE CALL

DENVER, September 21, 2009 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release earnings for the third quarter of 2009 after the close of trading on the NYSE on November 2, 2009.  The teleconference to discuss these results is scheduled for November 3, 2009 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 888-811-1227.  An audio replay of the call will be available approximately two hours after the call at 800-642-1687, conference number 31930252.  International participants can dial 706-679-9922 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 31930252.  Replays can be accessed through November 10, 2009.

This call is being webcast live and can be accessed at St. Mary’s web site at www.stmaryland.com.  An audio recording of the conference call will be available at that site through November 10, 2009.